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                                                                EXHIBIT 23.5






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Wood Bancorp, Inc. on Form S-4 of our report on First Western Bancorp, Inc.'s consolidated financial statements dated January 25, 1999, appearing in the Annual Report on Form 10-K of First Western Bancorp, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in this Registration Statement.


DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
May 26, 1999